UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2014

Roomlinx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11101 W 120th Ave, Suite 200, Broomfield, Colorado 80021
(Address of Principal Executive Offices) (Zip Code)

303-544-1111
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 1, 2014, Roomlinx, Inc., a Nevada corporation (the “Company”), entered into Redemption Agreements (the “Redemption Agreements”) with four holders (each, a “Holder”) of shares of Class A Preferred Stock of the Company (“Preferred Shares”). Pursuant to each Redemption Agreement, the Company agreed to purchase the Preferred Shares owned by the relevant Holder for a purchase price per Preferred Share equal to (i) $0.175 plus (ii) one-half (1/2) of a share of common stock of the Company.

The purchase of the Preferred Shares pursuant to the Redemption Agreements will take place immediately prior to, but subject to the consummation of, the merger contemplated by the Agreement and Plan of Merger dated as of March 14, 2014, by and among the Company, Signal Point Holdings Corp. and Roomlinx Merger Corp. (the “Merger Agreement”). The purchase of the Preferred Shares pursuant to the Redemption Agreements will take place prior to the reverse split of the Company’s common stock contemplated by the Merger Agreement.

The aggregate number of Preferred Shares that the Company agreed to purchase pursuant to the Redemption Agreements equals 432,500 Preferred Shares, representing approximately 60% of the total Preferred Shares of the Company.

The Company would be receptive to other holders of Preferred Shares contacting the Company regarding the prospective redemption of their Preferred Shares.

The foregoing description of the Redemption Agreements is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Redemption Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated by reference in response to this Item 3.02. Upon issuance thereof pursuant to the Redemption Agreements, the Company’s securities will be issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D. The issuance, if any, of the Company’s securities pursuant to the Redemption Agreements will not involve a public offering, or general solicitation or advertising, and there will be no underwriter or underwriting commissions paid.

Item 9.01 Financial Statements and Exhibits

(d)          Exhibits:

Exhibit	Description of Exhibit

10.1	Form of Redemption Agreement by and between Roomlinx, Inc. and the Holder of Preferred Shares

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2014	ROOMLINX INC.

	By:	/s/ Michael S. Wasik
Michael S. Wasik
President and Chief Executive Officer

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